                                                                      Exhibit 99 (a)
                                                                      --------------
                                                                        Schedule V
                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                               COMMUNICATIONS SYSTEM
                                   (IN MILLIONS)
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Column A                               Column B     Column C   Column D    Column E   Column F
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                                      Balance at                         Other       Balance
                                      beginning   Additions  Retirements Additions   at end
                                      of period   at cost    or sales   (deductions) of period
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
For the year ended December 31, 1994:
Communications system in service        $8,563     $    3     $ (829)      $2,029    $9,766
Furniture, fixtures and office equipment 1,515          0       (219)         500     1,796
Other property and equipment               657          0        (42)          41       656
Communications system under construction
   and equipment for future use            883      2,822         (4)      (2,511)    1,190
                                        ------     ------     -------      ------    ------
     Total                             $11,618     $2,825     $(1,094)     $   59   $13,408
                                        ======     ======     =======      ======    ======

For the year ended December 31, 1993:
Communications system in service       $ 7,723     $   38      $ (607)     $1,409   $ 8,563
Furniture, fixtures and office equipment 1,279          0        (134)        370     1,515
Other property and equipment               645          0         (41)         53       657
Communications system under construction
   and equipment for future use            669      2,152         (11)     (1,927)      883
                                       -------     ------      ------      ------   -------
     Total                             $10,316     $2,190      $ (793)    $  (95)   $11,618
                                       =======     ======      ======      ======   =======


For the year ended December 31, 1992:
Communications system in service        $7,273     $    4      $ (610)     $1,056   $ 7,723
Furniture, fixtures and office equipment 1,120          3        (128)        284     1,279
Other property and equipment               599          1         (19)         64       645
Communications system under construction
   and equipment for future use            692      1,363          (4)     (1,382)      669
                                        ------     ------       ------     ------   -------
     Total                              $9,684     $1,371      $ (761)     $   22   $10,316
                                        ======     ======       ======     ======   =======


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